                                                       RE: NN, Inc.
                                                       2000 Waters Edge Drive
                                                       Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                 AT FRB|WEBER SHANDWICK
Will Kelly                                     Kerry Thalheim    Susan Garland
Treasurer & Manager of Investor Relations      (General info)    (Analyst info)
(423) 743-9151                                 212-445-8437      212-445-8458

FOR IMMEDIATE RELEASE
April 24, 2003

  NN, INC. GENERATES EARNINGS PER SHARE IMPROVEMENT OF 91.7% ON REVENUE GROWTH
                     OF 22.1% IN THE FIRST QUARTER OF 2003

Johnson City, Tenn., April 24, 2003 - NN, Inc. (Nasdaq: NNBR) today reported its financial results for the first quarter ended March 31, 2003. Net sales for the first quarter of 2003 reached $57.6 million, up 22.1% from $47.2 million for the same period of 2002. Net income for the first quarter of 2003 totaled $3.6 million or $0.23 per share as compared to $1.8 million or $0.12 per share for the first quarter of 2002.

David L. Dyckman, Chief Financial Officer, commented, "This is the fourth consecutive quarter that we have experienced year-over-year improvement in revenues and earnings. However, it is important to note that approximately 50%
of the $10.4 million increase in revenues was attributable to favorable currency fluctuations. The remainder of the increase consists of overall improvements in demand and new program developments.

"As a percentage of net sales, the gross profit margin was 25.8% in the first quarter of 2003 versus 24.7% in the first quarter of 2002 and 24.8% in the fourth quarter of 2002. This improvement over the prior year reflects the continuing benefit of the initiatives to lower our cost structure and the associated benefits of higher volumes and inventory builds. Similarly, selling, general and administrative expenses for the first quarter of 2003 declined to
8.0% as a percentage of net sales compared to 9.5% for the same period in the prior year.

"Our earnings per share of $0.23 exceeded our previous first quarter guidance of
$0.16 to $0.18 per share. Driving these better than expected results were three principle factors: volume increases, favorable currency exchange rates, and increases in inventory levels.

"Our revenue growth in the first quarter resulted in incremental working capital needs. This was evidenced by significant increases in accounts receivable, inventories and

accounts payable balances during the quarter. Correspondingly, our debt increased $0.1 million from $53.1 million at year end to $53.2 million at the end of the first quarter. Net of cash, our debt increased by $2.0 million. We anticipate our operating cash flow results will improve in subsequent quarters and remain committed to a reduction of debt (excluding the impact of any pending acquisitions) of $11.0 million for 2003", added Mr. Dyckman.

Roderick R. Baty, Chairman and Chief Executive Officer, stated, "We are pleased with our results for the first quarter. We experienced solid growth in a sluggish global economic environment. Looking forward, we remain cautious regarding the balance of 2003. However, we continue to believe our businesses are well positioned to achieve good results in the current economic environment.
Consequently, we anticipate second quarter earnings to be in the range of $0.18 to $0.19 per share on revenues of approximately $55.0 million. Adjusting for our favorable first quarter actual results, we expect the 2003 full year earnings per share to be in the range of $0.73 to $0.76 on revenues of approximately
$215.0 million. These estimates exclude accretion from any pending acquisitions.

"Finally, we are in the final stages of negotiations regarding the acquisitions of SKF's 23% ownership stake in NN Euroball as well as SKF's tapered roller and metal cage business in Veenendaal, The Netherlands."

NN, Inc. manufactures and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the Company manufactures a variety of other plastic components. NN, Inc. had sales of US $193 million in 2002.

The anticipated second quarter and full year 2003 earnings and the pending acquisitions with SKF are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the
Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31,
2002.

                            (Financial Tables Follow)

                                    NN, Inc.
                         Condensed Statements of Income
                    (In Thousands, except per share amounts)
                                   (Unaudited)

                                                                      Three Months Ended
                                                                           March 31
                                                                  2003                  2002
                                                            -----------------    ------------------
     Net sales                                                $  57,609           $ 47,200
     Cost of goods sold                                          42,743             35,532
                                                            -----------------    ------------------
       Gross profit                                               4,866              1,668

     Selling, general and administrative                          4,632              4,498
     Depreciation and amortization                                3,079              2,825

     Restructuring and impairment costs                              -                  78
                                                            --------------    ----------------
       Income from operations                                     7,155              4,267

     Interest expense                                               513                601
     Other income                                                   (7)              (355)
                                                            --------------    ----------------
     Income before provision for taxes                            6,649              4,021
     Provision for taxes                                          2,472              1,505
     Minority interest in consolidated subsidiary                   534                668
                                                            --------------    ----------------
       Net income                                              $  3,643          $   1,848
                                                            ==============    ================

     Diluted income per common share                           $   0.23         $     0.12
                                                            ==============    ================

                                    NN, Inc.
                             Condensed Balance Sheet
                    (In Thousands, except per share amounts)
                                   (Unaudited)

                                                        March 31,   December 31,
                                                          2003        2002
                                                       -----------  ---------
     Assets
Current assets:

  Cash and cash equivalents                            $  3,228      5,144
  Accounts receivable, net                               39,092     28,965
  Inventories, net                                       25,594     23,402
  Other current assets                                    5,375      3,901
                                                       --------   --------
          Total current assets                           73,289     61,412

Property, plant and equipment, net                       89,536     88,199
Assets held for sale                                      1,939      2,214
Goodwill, net                                            42,675     42,166
Other assets                                              4,657      4,016
                                                       --------   --------
          Total assets                                 $212,096   $198,007
                                                       ========   ========

        Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                     $ 27,377   $ 23,020
  Accrued salaries and wages                              6,579      6,354
  Income taxes payable                                    3,014        620
  Short-term portion of long-term notes payable           7,000      7,000
  Other liabilities                                       3,195      3,240
                                                       --------   --------
         Total current liabilities                       47,165     40,234

Minority interest in consolidated subsidiaries           20,987     19,706
Deferred income taxes                                     9,479      9,334
Long-term notes payable                                  46,236     46,135
Other                                                     9,840      9,319
                                                       --------   --------
          Total liabilities                             133,707    124,728

          Total stockholders' equity                     78,389     73,279
                                                       --------   --------

          Total liabilities and stockholders' equity   $212,096   $198,007
                                                       ========   ========